(LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL)



                                                                Exhibit 5-B









                                             June 6, 1995




          General Public Utilities Corporation
          100 Interpace Parkway
          Parsippany, New Jersey 07054-1149

                    Re:  Registration Statement on Form S-3

          Dear Sirs:

                    General Public Utilities Corporation (the "Company") has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 (the "Registration Statement"), dated November 15, 1994, and Amendment No. 1 thereto, dated today's date, of which this opinion is a part, relating to the proposed issuance and sale by the Company of up to 5,000,000 shares of Common Stock, par value $2.50 (the "Additional Common Stock").

                    We have been Pennsylvania counsel to the Company, a Pennsylvania corporation, for many years. In such capacity, we have reviewed various proceedings taken and proposed to be taken in connection with the issuance of the Additional Common Stock. We have examined such corporate records of the Company and such other instruments, documents, certificates and agreements and made such further investigation as we have deemed necessary as a basis for this opinion.

                    For purposes of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States, (2) the Commission shall have issued an order declaring effective the Registration Statement under the 1933 Act and (3) the sale of the Additional Common Stock does not violate Section 12(f) of the Public Utility Holding Company Act of 1935, as amended, or Rule 70 thereunder.





          General Public Utilities Corporation
          June 6, 1995
          Page 2




                    Based upon the foregoing, we are of the opinion so far as the laws of Pennsylvania are concerned, that, subject to the foregoing assumptions, the shares of Additional Common Stock to be issued and sold in accordance with the Registration Statement, when properly issued, delivered and paid for, will be legally issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under "Legal Matters" in the Prospectus which is a part of the Registration Statement. In addition, we hereby consent to the reliance by Berlack, Israels & Liberman LLP on this opinion as to all matters of Pennsylvania law in rendering their opinion to you which will also be an exhibit to the Registration Statement.

                                        Very truly yours,



                                        BALLARD SPAHR ANDREWS & INGERSOLL